Exhibit 99.(H)(2)

FIFTH AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Fifth Amendment dated September 4, 2025 (“Effective Date”), is by and between each management investment company listed on Exhibit A hereto (each, a “Fund,” and, collectively, the “Funds” as applicable), each a separate series of WisdomTree Trust, and The Bank of New York Mellon (“BNY”).

BACKGROUND:

A.	The Trust and BNY are parties to a Fund Administration and Accounting Agreement dated as of September 26, 2024, as amended to date, (the “Agreement”) relating to BNY’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as set forth above and as follows that:

1.	Modifications to Agreement: The Agreement is amended as follows:

a.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

WISDOMTREE Trust
On behalf of each Fund identified on Exhibit A attached to the Agreement

By: /s/ Jonathan Steinberg
Name: Jonathan Steinberg
Title: President

THE BANK OF NEW YORK MELLON

By: /s/ Robert M. Stein Jr.
Name: Robert M. Stein Jr.
Title: Vice President

APPENDIX I

WisdomTree True Emerging Markets Fund (f/ka WisdomTree Emerging Markets ex-China Fund)
WisdomTree Artificial Intelligence and Innovation Fund
WisdomTree China ex-State-Owned Enterprises Fund
WisdomTree Cybersecurity Fund
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund
WisdomTree Emerging Markets Corporate Bond Fund
WisdomTree Emerging Markets Efficient Core Fund
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund
WisdomTree Emerging Markets High Dividend Fund
WisdomTree Emerging Markets Local Debt Fund
WisdomTree Emerging Markets Multifactor Fund
WisdomTree Emerging Markets Quality Dividend Growth Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree Global ex-U.S. Quality Dividend Growth Fund
WisdomTree Global High Dividend Fund
WisdomTree India Earnings Fund
WisdomTree India Hedged Equity Fund
WisdomTree New Economy Real Estate Fund
WisdomTree BioRevolution Fund
WisdomTree Cloud Computing Fund
WisdomTree Dynamic International Equity Fund (f/k/a WisdomTree Dynamic Currency Hedged International Equity Fund)
WisdomTree Dynamic International SmallCap Equity Fund (f/k/a WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund)
WisdomTree Europe Hedged Equity Fund
WisdomTree European Opportunities Fund (f/k/aWisdomTree Europe Hedged SmallCap Equity Fund)
WisdomTree Europe Quality Dividend Growth Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree International AI Enhanced Value Fund
WisdomTree International Efficient Core Fund
WisdomTree International Equity Fund
WisdomTree International Hedged Quality Dividend Growth Fund
WisdomTree International High Dividend Fund
WisdomTree International LargeCap Dividend Fund
WisdomTree International MidCap Dividend Fund
WisdomTree International Multifactor Fund
WisdomTree International Quality Dividend Growth Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree Japan Hedged Equity Fund
WisdomTree Japan Opportunities Fund (f/k/a Japan Hedged SmallCap Equity Fund)
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Efficient Gold Plus Equity Strategy Fund

WisdomTree 1-3 Year Laddered Treasury Fund
WisdomTree 7-10 Year Laddered Treasury Fund
WisdomTree Bianco Total Return Fund
WisdomTree Bloomberg U.S. Dollar Bullish Fund
WisdomTree Emerging Currency Strategy Fund
WisdomTree Floating Rate Treasury Fund
WisdomTree Interest Rate Hedged High Yield Bond Fund
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund
WisdomTree Mortgage Plus Bond Fund
WisdomTree U.S. AI Enhanced Value Fund
WisdomTree U.S. Corporate Bond Fund
WisdomTree U.S. Efficient Core Fund
WisdomTree U.S. High Dividend Fund
WisdomTree U.S. High Yield Corporate Bond Fund
WisdomTree U.S. LargeCap Fund
WisdomTree U.S. LargeCap Dividend Fund
WisdomTree U.S. MidCap Fund
WisdomTree U.S. MidCap Dividend Fund
WisdomTree U.S. MidCap Quality Growth Fund
WisdomTree U.S. Quality Growth Fund
WisdomTree Voya Yield Enhanced USD Universal Bond Fund
WisdomTree Equity Premium Income Fund (f/k/a WisdomTree PutWrite Strategy Fund)
WisdomTree U.S. Multifactor Fund
WisdomTree U.S. Quality Dividend Growth Fund
WisdomTree U.S. Short-Term Corporate Bond Fund
WisdomTree U.S. SmallCap Fund
WisdomTree U.S. SmallCap Dividend Fund
WisdomTree U.S. SmallCap Quality Dividend Growth Fund
WisdomTree U.S. SmallCap Quality Growth Fund
WisdomTree U.S. Total Dividend Fund
WisdomTree U.S. Value Fund
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund
WisdomTree Private Credit and Alternative Income Fund (f/k/a WisdomTree Alternative Income Fund)
WisdomTree Enhanced Commodity Strategy Fund
WisdomTree Managed Futures Strategy Fund
WisdomTree Target Range Fund
WisdomTree High Income Laddered Municipal Fund
WisdomTree Core Laddered Municipal Fund
WisdomTree Inflation Plus Fund
WisdomTree GeoAlpha Opportunities Fund
WisdomTree Asia Defense Fund
WisdomTree Europe Defense Fund
WisdomTree Global Defense Fund
WisdomTree Quantum Computing Fund